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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Allocation Fund, Inc.:


     We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 33-22462 of our report dated December 10, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey

February 21, 1997